                        UNITED COMMUNITY FINANCIAL CORP.

                                   EXHIBIT 11

COMPUTATIONS OF EARNINGS PER COMMON SHARE

                                                          Three Months Ended
                                                              March 31,
                                                   ---------------------------------
                                                      1999                 1998
                                                   -----------         -------------
                                                        (Dollars in thousands,
                                                        except per share data)
EARNINGS PER SHARE:
   Weighted average number of common
      shares outstanding                           32,152,489                   N/A
                                                   -----------         -------------
                                                   -----------         -------------
Net income (loss)                                    $  4,711                   N/A
                                                   -----------         -------------
                                                   -----------         -------------
Basic earnings per share                             $   0.15                   N/A
                                                   -----------         -------------
                                                   -----------         -------------
Diluted earnings per share                           $   0.15                   N/A
                                                   -----------         -------------
                                                   -----------         -------------











                                       14